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                                                                   EXHIBIT 10.36
                             RESIGNATION AGREEMENT

                  This Resignation Agreement (the "Agreement") is entered into by and between STACY L. FOX ("FOX"), and VISTEON CORPORATION (THE "COMPANY"), on behalf of itself individually and any and all past and present parents, affiliates and subsidiary corporations.

                  WHEREAS, Fox has been employed by the Company in the position of Senior Vice President, General Counsel and Secretary; and

                  WHEREAS, Fox has notified the Company of her desire to resign from employment with the Company, and Fox and the Company now have agreed upon terms under which Fox will resign from regular employment with the Company effective as of the close of business on March 31, 2005, and provide consulting services to the Company for a period of time thereafter under a separate Consulting Agreement executed simultaneously herewith (the "Consulting Agreement"); and

                  WHEREAS, Fox and the Company (collectively the "Parties") desire to confirm their agreement regarding the termination of Fox's employment and resolve all matters that may exist between them as of the date of termination of such employment;

                  NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                 1. TERMINATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS. The Parties agree that, except as specifically provided for herein, any prior agreements and understandings between them, whether oral or written and of whatever nature, are hereby canceled, terminated and superseded by this Agreement and shall be of no further force or effect.

                 2. RESIGNATION FROM EMPLOYMENT. Fox hereby confirms her resignation from regular employment with the Company including her positions as Senior Vice President, General Counsel, Secretary, and any other positions with the Company and all of its subsidiaries and affiliates, effective as of the close of business March 31, 2005 (the "Termination Date").

                 3. COMPENSATION UPON TERMINATION OF EMPLOYMENT. Subject to and in consideration of the terms and conditions hereof, the Company shall pay to Fox a separation payment, less applicable tax withholdings, in the gross amount of $1,360,000, on the later of April 15, 2005, or ten (10) days after her execution and delivery of this Agreement (the "Separation Payment Date") conditioned upon: (i) Fox not revoking this Agreement as provided for in paragraph 12 below; and (ii) Fox's execution and delivery of another General Release effective as of the Separation Payment Date, in a form substantially identical to the General Release set forth in paragraph 4 below. In addition, and subject to the same conditions as are applicable to the separation payment, the

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Company shall cause the vesting date of the 43,000 shares of restricted stock granted to Fox under the Visteon 2000 Incentive Plan to be accelerated from June 28, 2005 to the Separation Payment Date, whereupon Fox shall be fully vested in such 43,000 shares of restricted stock. The foregoing separation payment and accelerated vesting of restricted stock shall be in lieu of any claims Fox may have for any benefits under the Company's Long Term Incentive Plans for the periods 2003-2005 and 2004-2006 or for any other incentive compensation or bonus not heretofore paid to Fox (or, in the case of restricted stock, in which Fox has not heretofore become fully vested), except for stock options previously awarded to her, as to which Fox shall have such exercise rights as are provided in the applicable stock option plan(s).

                  4. GENERAL RELEASE BY FOX.

                     (a) In consideration of this Agreement and the compensation and other good and valuable consideration provided to Fox pursuant hereto, Fox hereby irrevocably and unconditionally releases, waives and forever discharges the Company and each of its past and present, direct and indirect parents, subsidiaries and affiliates, affiliated persons, partnerships and corporations, successors and assigns, and all of their respective past and present directors, members, partners, officers, shareholders, consultants, agents, representatives, attorneys, and employees, (collectively, the "Company Releasees"), individually and collectively, from any and all actions, causes of action, claims, demands, damages, rights, remedies and liabilities of whatsoever kind or character, in law or equity, known or unknown, past or present, that she has ever had, may now have, or may later assert against any of the Company Releasees, whether or not arising out of or related to Fox's employment by or the performance of any services to or on behalf of the Company or the termination of that employment and those services from the beginning of time to the date of her execution of this Agreement (hereinafter referred to as the "Claims"), including without limitation: (i) any claims arising out of or related to any federal, state and/or local labor, employment, anti-discrimination or civil rights laws, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Law of 1964, the Employee Retirement Income Security Act, and the American's with Disabilities Act, and (ii) any and all other claims arising out of or related to any contract, any and all other federal, state or local constitutions, statutes, rules or regulations, or under any common law right of any kind whatsoever, including, without limitation, any of claims for any kind of tortious conduct, promissory or equitable estoppel, breach of the Company's policies, rules, regulations, handbooks or manuals, breach of express or implied contract or covenants of good faith, quantum meruit, wrongful discharge or dismissal, and failure to pay in whole or part any compensation, bonus, incentive compensation, stock bonus or options, expense reimbursement, severance pay or benefits of any kind whatsoever, including disability and health care benefits, back pay, front pay or any compensatory, special or consequential damages, punitive or liquidated damages, attorneys' fees, costs, disbursements or expenses. Notwithstanding the foregoing, Fox's release herein shall not affect her rights under the Company's Visteon Pension Plan, Visteon Investment Plan, and Visteon Corporation Deferred Compensation Plan, her rights to other compensation and benefits as expressly provided in this Agreement, her rights to indemnification from the Company as provided in the Company's Bylaws and applicable state law in respect of her service as an officer and

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employee of the Company, and such coverage as she may be eligible for under the
Company's directors and officers liability insurance policies.

                     (b) To the fullest extent permitted by law, Fox agrees not to lodge or assist anyone else in lodging any formal or informal complaint in court, with any federal, state or local agency or any other forum, in any jurisdiction, arising out of or related to the Claims. Fox hereby represents and warrants that she has not brought any complaint, claim, charge, action or proceeding against the Company or any of the Company Releasees in any jurisdiction or forum, nor assisted or encouraged any other person or persons in doing so. Fox further represents and warrants that she has not in the past and will not in the future assign any Claims to any person, corporation or other entity.

                     (c) Execution of this Agreement by Fox operates as a complete bar and defense against any and all of the Claims against the Company or the other Company Releasees. If Fox should hereafter make any of the Claims in any charge, complaint, action, claim or proceeding against the Company or any of the other Company Releasees, the Agreement may be raised as and shall constitute a complete bar to any such charge, complaint, action, claim or proceeding and the Company and/or the other Company Releasees shall be entitled to and shall recover from Fox all costs incurred, including reasonable attorneys' fees, in defending against any such charge, complaint, action, claim or proceeding.

                  7. CONFIDENTIALITY.

                     (a) Fox agrees that she will not, directly or indirectly, use or disclose, or permit or aid the use or disclosure, to any person, firm, entity or corporation, of any non-public privileged, confidential or proprietary business information, observations or data relating to the business, affairs, customers, suppliers, business partners, plans, proposals, finances or financial condition of the Company or any of the other Company Releasees which such information Fox received as a consequence of her employment with the Company ("Confidential Information"), except (i) as is necessary and appropriate in carrying out her duties as an employee through March 31, 2005, or in providing services on behalf of the Company thereafter under the Consulting Agreement; or
(ii) in direct response to any subpoena or other legal process initiated against or served upon Fox. In the event that disclosure is sought from Fox of Confidential Information pursuant to any such subpoena or legal process, Fox shall give the Company immediate written notice of such subpoena or legal process in order to afford the Company an opportunity to evaluate its legal rights and take such action as the Company considers to be appropriate to protect the interests of the Company. The foregoing shall not be construed to restrict or otherwise limit any obligations Fox may have under federal or state statute or common law, or ethical rules governing the conduct of attorneys, to preserve the confidentiality of nonpublic information relating to the Company and of communications and other information protected under the attorney-client and attorney work product privileges.

                     (b) Fox agrees that she will leave at the Company's corporate headquarters, or deliver to the CEO's designee on or before the Termination Date, all


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property of the Company and other Company Releasees in whatever form retained
(e.g., written, electronic) including, but not limited to, originals and all copies of all documents, memoranda, notes, papers, contracts, drafts, data, records, reports, plans, proposals, computer tapes, printouts, software and other information and property, except such property, documents and other materials as Fox may be authorized by the CEO's designee to retain in her possession, custody or control during the term of the Consulting Agreement, upon the conclusion of which Fox shall deliver such remaining property, documents and materials to the CEO's designee.

                  8. COOPERATION. Fox agrees to cooperate fully in all respects with the Company in connection with any and all existing or future claims, investigations, arbitrations, proceedings, or litigations which relate to services or duties that Fox was responsible for performing for the Company. The Company will reimburse Fox for any reasonable out-of-pocket expenses in connection with any cooperation provided by Fox under this Agreement in accordance with its normal policies, practices and procedures. In the event that significant time is required for such cooperation after December 31, 2005, the parties shall agree upon a reasonable, mutually acceptable hourly or per diem rate to be paid for such time other than time devoted by Fox to preparing for or giving testimony in any legal proceeding or governmental inquiry. For the avoidance of doubt, nothing herein is intended to prevent or discourage Fox from testifying truthfully in any proceeding or in connection with any regulatory inquiry. This provision shall not be construed as requiring Fox to provide anything other than truthful testimony if she is called to testify.

                  9. NON-SOLICITATION. Fox agrees that until January 1, 2007, she shall not directly or indirectly (i) solicit, induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, or (ii) hire, or assist any firm or other legal entity with which Fox becomes affiliated in hiring, any person who was an employee of the Company or any subsidiary at any time during Fox's employment, except with the Company's written consent.

                  10. MISCELLANEOUS PROVISIONS.

                     (a) This Agreement contains the entire agreement between the Parties and supersedes any and all prior agreements, arrangements, negotiations, discussions or understandings between or among any of the Parties relating to the subject matter hereof. Neither the Company nor Fox are relying upon any representations or promises made by either of them to the other regarding this Agreement or the implications thereof beyond the written terms of this Agreement.

                     (b) This Agreement may not be amended, modified, superseded or waived, except by a written instrument executed by both parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement whether by conduct or otherwise, in any one or more instances,

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shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                     (c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan. If any provision of this Agreement is hereafter construed to be invalid or unenforceable in any respect, the same shall not affect the remaining provisions of this Agreement, without regard to the invalid portion, and any such invalid provisions shall be reformed and construed to the extent necessary to permit their enforceability so as to reflect the intent of the parties hereto.

                     (d) This Agreement shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, and assigns.

                     (e) This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                     (f) This Agreement has been negotiated by the parties and both parties agree that neither party shall contend in any possible future dispute regarding its interpretation that any ambiguity should be interpreted against the drafting party.


                  11. NOTICES. Any notices or requests under this Agreement shall be in writing, addressed as follows:

                                  Stacy L. Fox
                                  1150 Griswold Avenue
                                  Suite 3115
                                  Detroit, MI  48226




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                  12. ACKNOWLEDGMENTS AND REVOCATION. In signing this Agreement,
Fox acknowledges that : (a) she has read and understands this Agreement, including the full and final Release of all of Fox's claims set forth herein;
(b) this Agreement provides her with compensation beyond that to which she is otherwise entitled as an employee terminating employment with the Company; (c) she has entered into this Agreement voluntarily and of her own free will; (d) she has been offered at least twenty-one (21) days to consider this Agreement before signing same; (e) she has been advised by the Company to seek the advice of her own counsel before signing this Agreement; and (f) she may revoke this Agreement after she signs it, by delivering to the Company's CEO a written revocation of same within seven (7) days of the date she signs the Agreement as shown below, in which case this Agreement shall become null and void in its entirety and of no further force or effect.

                  IN WITNESS WHEREOF, Fox and the Company herewith executed this Resignation Agreement on the dates indicated below.





   /s/ Stacy L. Fox                                March 10, 2005
---------------------                         -------------------------
STACY L. FOX                             Date





VISTEON CORPORATION



By:  /s/ Robert H. Marcin                            March 10, 2005
    -------------------------------           -------------------------
       Robert H. Marcin,                 Date
       S.V.P., Corporate Relations